EXHIBIT 23(d)

CAPITAL CONSULTANTS OF PRINCETON, INC.
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Investment Bankers & Bank/Thrift Consultants

                                                        1000 Herrontown Road
                                                        Princeton, NJ 08540-7716
                                                        609-921-3293

April 10, 1995

To Whom It May Concern:

We hereby consent to the use of our opinion letter attached as Appendix B and to the reference to our firm under the heading "Opinion of Urban's Financial Advisor" in the Registration Statement filed by HUBCO, Inc., with the Securities and Exchange Commission in connection with the proposed merger of Urban National Bank with and into Hudson United Bank, HUBCO, Inc.'s wholly-owned subsidiary.


                                    Very truly yours,



                                    CAPITAL CONSULTANTS OF PRINCETON, INC.